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As filed with the Securities and Exchange Commission on June 18, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933

LIBERTY MEDIA INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	12300 Liberty Boulevard Englewood, Colorado 80112	20-0893138
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices) (Zip Code)	(I.R.S. Employer Identification No.)

LIBERTY MEDIA 401(k) SAVINGS PLAN—PUERTO RICO
(Full title of plan)

Copy to:
Elizabeth M. Markowski, Esq. Liberty Media International, Inc. 12300 Liberty Boulevard Englewood, Colorado 80112 (720) 875-5800	Leslie A. Nichols, Esq. Sherman & Howard L.L.C. 633 17th Street, Suite 3000 Denver, CO 80202 (303) 297-2900
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Series A Common Stock, $.01 Par Value	100,000 shares	$36.075	$3,607,500	$457.08

(1)
Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Liberty Media 401(k) Savings Plan—Puerto Rico.

(2)
Based upon the average of the high and low prices reported for Liberty Media International, Inc. Series A common on the Nasdaq National Market on June 16, 2004.

(3)
Estimated solely for purposes of calculating the amount of registration fee in accordance with Rule 457(h) under the Securities Act of 1933.

INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

        Note:    The document(s) containing the employee benefit plan information required by Item 1 of Part I of this Form and the statement of availability of registrant information and other information required by Item 2 of Part I of this Form will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428(a) under the Securities Act and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Liberty Media International, Inc. ("LMI" or the "Company") will maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) under the Securities Act. Upon request, the Company will furnish to the Commission or its staff a copy or copies of all the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

        The following documents, previously filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference.

          (a)   Amendment No. 2 to the Company's Registration Statement (the "Form 10 Registration Statement") on Form 10 (File No. 000-50671), filed May 28, 2004, effective as of June 1, 2004.

          (b)   The description of the Company's Series A common stock, par value $.01 per share and Series B common stock, par value $.01 per share contained in the Form 10 Registration Statement filed under the Securities Exchange Act of 1934 on May 28, 2004, and any amendment or report filed for the purpose of updating such description.

        All documents subsequently filed by LMI with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by LMI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

        Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys' fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys' fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, agreement, a vote of shareholders or disinterested directors or otherwise.

        Our restated certificate of incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of us or, while a director or officer of us, is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) incurred by such person in connection therewith. Our restated certificate of incorporation also provides that we shall pay the expenses incurred by a director or officer in defending any such proceeding in advance of its final disposition, subject to such person providing us with certain undertakings. Such rights are not exclusive of any other right which any person may have or thereafter acquire under any statute, provision of our restated certificate of incorporate, bylaws, agreement, vote of shareholders or disinterested directors or otherwise. No amendment, modification or repeal of such provision will in any way adversely affect any right or protection thereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

        The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

  •
  any breach of the director's duty of loyalty to the corporation or its shareholders;

  •
  acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  payments of unlawful dividends or unlawful stock repurchases or redemptions; or

  •
  any transaction from which the director derived an improper personal benefit.

        Our restated certificate of incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Item 7. Exemption from Registration Claimed.

        Not Applicable

Item 8. Exhibits.

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 10 as filed on April 2, 2004 (File No. 000-50671) (the "Form 10"))
4.2
Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form 10 as filed on May 25, 2004 (File No. 000-50671) (the "Form 10 Amendment"))
4.3	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to the Form 10)
5	Opinion of Sherman & Howard L.L.C. as to the legality of the securities being registered
23.1	Consent of KPMG LLP with respect to the combined financial statements of the Registrant as of December 31, 2002 and 2003
23.2	Consent of KPMG LLP with respect to consolidated financial statements of UnitedGlobalCom, Inc. as of December 31, 2002 and 2003
23.3	Consent of KPMG AZSA & Co. with respect to the consolidated financial statements of Jupiter Telecommunications Co., Ltd. and subsidiaries as of December 31, 2003
23.4	Consent of KPMG AZSA & Co. with respect to the consolidated financial statements of Jupiter Programming Co., Ltd. and subsidiaries as of December 31, 2003
23.5	Consent of Sherman & Howard L.L.C (included in Exhibit 5)
24	Powers of Attorney (included on page II-5)

Item 9. Undertakings.

        (c)   The Company hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

            (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (d)   The Company hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the issuer's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering hereof.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto, duly authorized, in the City of Englewood, State of Colorado, on June 18, 2004.

LIBERTY MEDIA INTERNATIONAL, INC.
By:	/s/ ELIZABETH M. MARKOWSKI
Name:	Elizabeth M. Markowski
Title:	Senior Vice President, General Counsel and Secretary

POWERS OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Elizabeth M. Markowski and Bernard G. Dvorak, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOHN. C. MALONE John. C. Malone	President, Chief Executive Officer (Principal Executive Officer), Chairman of the Board and Director	June 18, 2004
/s/ BERNARD G. DVORAK Bernard G. Dvorak	Senior Vice President and Controller (Principal Accounting Officer)	June 16, 2004
/s/ GRAHAM HOLLIS Graham Hollis	Senior Vice President and Treasurer (Principal Financial Officer)	June 18, 2004
Robert R. Bennett	Vice Chairman of the Board and Director	June , 2004

/s/ DONNE F. FISHER Donne F. Fisher	Director	June 18, 2004
/s/ DAVID E. RAPLEY David E. Rapley	Director	June 18, 2004
/s/ M. LAVOY ROBISON M. Lavoy Robison	Director	June 15, 2004
Larry E. Romrell	Director	June , 2004
/s/ J. DAVID WARGO J. David Wargo	Director	June 18, 2004

Exhibit Index

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 10 as filed on April 2, 2004 (File No. 000-50671) (the "Form 10"))
4.2
Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant's Registration Statement on Form 10 as filed on May 25, 2004 (File No. 000-50671) (the "Form 10 Amendment"))
4.3	Specimen Certificate for shares of Series A common stock, par value $.01 per share, of the Registrant (incorporated by reference to Exhibit 4.1 to the Form 10)
5	Opinion of Sherman & Howard L.L.C. as to the legality of the securities being registered
23.1	Consent of KPMG LLP with respect to the combined financial statements of the Registrant as of December 31, 2002 and 2003
23.2	Consent of KPMG LLP with respect to consolidated financial statements of UnitedGlobalCom, Inc. as of December 31, 2002 and 2003
23.3	Consent of KPMG AZSA & Co. with respect to the consolidated financial statements of Jupiter Telecommunications Co., Ltd. and subsidiaries as of December 31, 2003
23.4	Consent of KPMG AZSA & Co. with respect to the consolidated financial statements of Jupiter Programming Co., Ltd. and subsidiaries as of December 31, 2003
23.5	Consent of Sherman & Howard L.L.C (included in Exhibit 5)
24	Powers of Attorney (included on page II-5)

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INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
POWERS OF ATTORNEY
Exhibit Index